Exhibit 10.1
__________________________________________________________





                  STOCK PURCHASE AGREEMENT
                            Among
                SMITH CORONA CORPORATION and

               W. MICHAEL DRISCOLL, as Sellers


                             and
            THE MATCO ELECTRONICS GROUP, INC. and

         U.S. ASSEMBLIES SAN DIEGO, INC., as Buyers






                Dated as of November 24, 1997



__________________________________________________________

_



                      TABLE OF CONTENTS

                                                             Page
ARTICLE I SALE AND PURCHASE OF SHARE                         1

SECTION 1.01   SALE OF THE SHARES.                           1
SECTION 1.02   PURCHASE PRICE AND PAYMENT FOR SHARES.        1
SECTION 1.03   DELIVERY OF THE SHARES.                       1

                         ARTICLE II
CLOSING                                                      2
SECTION 2.01   CLOSING.                                      2

                         ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLERS                    2

SECTION 3.01   CORPORATE ORGANIZATION AND AUTHORITY OF SCC.  2
SECTION 3.02   CORPORATE ORGANIZATION AND AUTHORITY OF SCM.  2
SECTION 3.03    SUBSIDIARIES AND EQUITY INVESTMENTS.         3
SECTION 3.04    OWNERSHIP OF SHARES.                         3
SECTION 3.05    CAPITALIZATION.                              3
SECTION 3.06    NO VIOLATION; CONSENTS AND APPROVALS.        3
SECTION 3.07    FINANCIAL STATEMENTS.                        4
SECTION 3.08    TITLE TO PROPERTIES; ABSENCE OF LIENS.       4
SECTION 3.09    LITIGATION.                                  4
SECTION 3.10    COMPLIANCE WITH LAW.                         4
SECTION 3.11    CONTRACTS.                                   4
SECTION 3.12    TAX MATTERS                                  5
SECTION 3.13    CERTAIN EVENTS.                              6
SECTION 3.14    ENVIRONMENTAL MATTERS.                       6
SECTION 3.15    MACHINERY AND EQUIPMENT.                     7
SECTION 3.16    EMPLOYEES; LABOR RELATIONS.                  7
SECTION 3.17    DIRECTORS AND OFFICERS.                      7
SECTION 3.18    SUPPLIERS.                                   8
SECTION 3.19    CERTAIN TRANSACTIONS.                        8
SECTION 3.20 DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES; BEST KNOWLEDGE; DISCLOSURE. 8

                          ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYERS                     9

SECTION 4.01    ORGANIZATION.                                9
SECTION 4.02    CORPORATE AUTHORITY.                         9
SECTION 4.03    NO VIOLATION; CONSENTS AND APPROVALS.        9
SECTION 4.04    INVESTMENT INTENT.                          10
SECTION 4.05    LITIGATION.                                 10

                           ARTICLE V

CERTAIN COVENANTS AND AGREEMENTS OF SELLERS AND BUYERS      10

SECTION 5.01    TAX COVENANTS.                              10
SECTION 5.02    EXPENSES AND FINDERS' FEES.                 13
SECTION 5.03    ACCESS TO INFORMATION AND CONFIDENTIALITY   13
SECTION 5.04    PRESS RELEASES.                             13
SECTION 5.05    BOOKS AND RECORDS.                          13
SECTION 5.06    USE OF NAMES.                               14
SECTION 5.07    OFFICERS AND DIRECTORS.                     14

                          ARTICLE VI

CONDITIONS PRECEDENT OF BUYERS                              15

SECTION 6.01    OPINION OF COUNSEL.                         15
SECTION 6.02    CLOSING DOCUMENTATION.                      15
SECTION 6.03    APPROVAL OF LEGAL MATTERS.                  15
SECTION 6.04    OTHER AGREEMENTS.                           15
SECTION 6.0     CONSENTS.                                   16

                          ARTICLE VII

CONDITIONS PRECEDENT OF SELLERS                             16

SECTION 7.01    OPINION OF COUNSEL.                         16
SECTION 7.02    CLOSING DOCUMENTATION.                      16
SECTION 7.03    APPROVAL OF LEGAL MATTERS.                  16
SECTION 7.04    OTHER AGREEMENTS.                           16
SECTION 7.05    CONSENTS.                                   17

                         ARTICLE VIII

INDEMNIFICATION                                             17

SECTION 8.01    INDEMNIFICATION BY SCC.                     17
SECTION 8.02    INDEMNIFICATION BY BUYERS.                  18
SECTION 8.03    REMEDIES.                                   19
SECTION 8.04    PERIOD OF INDEMNITY.                        19
SECTION 8.05    CERTAIN LIMITATIONS.                        19

                          ARTICLE IX

SURVIVAL OF REPRESENTATIONS AND WARRANTIES 20

SECTION 9.01    REPRESENTATIONS AND WARRANTIES.             20

                           ARTICLE X

MISCELLANEOUS                                               20

SECTION 10.01   COOPERATION.                                20
SECTION 10.02   WAIVER.                                     20
SECTION 10.03   NOTICES.                                    21
SECTION 10.04   GOVERNING LAW AND CONSENT TO JURISDICTION   22
SECTION 10.05   COUNTERPARTS.                               22
SECTION 10.06    HEADINGS.                                  22
SECTION 10.07    ENTIRE AGREEMENT.                          22
SECTION 10.08    AMENDMENT AND MODIFICATION.                22
SECTION 10.09    BINDING EFFECT; BENEFITS.                  22
SECTION 10.10    ASSIGNABILITY.                             23



                LIST OF SCHEDULES AND EXHIBITS


Schedule 3.06       No Violations, Consents
Schedule 3.08       Title to Properties
Schedule 3.09       Litigation
Schedule 3.11       Contracts
Schedule 3.12       Tax Matters
Schedule 3.13       Certain Events
Schedule 3.14(c)    Environmental Actions, Claims,
                    Notifications, Etc.
Schedule 3.14(d)    Releases of Hazardous Substances,
                    Governmental Liens Resulting from
                    Releases or Clean-ups
Schedule 3.16       Employees; Labor Relations
Schedule 3.17       Directors and Officers
Schedule 3.18       Suppliers
Schedule 3.19       Certain Transactions
Schedule 3.20       Persons with Knowledge
Schedule 4.03       No Violations, Consents
Schedule 4.05       Litigation
Schedule 5.02       Finders' Fees



Exhibit A           Opinion of Seller's Counsel
Exhibit B           Opinion of Buyer's  Counsel





     STOCK PURCHASE AGREEMENT dated as of November 24, 1997 (together with the Schedules and Exhibits attached hereto, the "Agreement") among SMITH CORONA CORPORATION, a Delaware corporation ("SCC"), W. MICHAEL DRISCOLL ("Driscoll," and together with SCC, "Sellers"), THE MATCO ELECTRONICS GROUP, INC., a Delaware corporation ("MEG") and U.S. ASSEMBLIES SAN DIEGO, INC., a Delaware corporation ("Assemblies," and together with MEG, "Buyers").
                    W I T N E S S E T H:

     WHEREAS, SCC and Driscoll are the beneficial and record holders of all of the shares of capital stock (the "Shares") of Smith Corona De Mexico, S.A. De C.V. ("SCM"); and
   WHEREAS, Sellers wish to sell and Buyers wish to purchase the Shares and the parties wish to consummate the other transactions herein provided, all upon the terms and conditions set forth in this Agreement;

  NOW, THEREFORE, in reliance upon the representations and warranties made herein and in consideration of the mutual agreements herein contained, the parties agree as follows:

                         ARTICLE I
                 SALE AND PURCHASE OF SHARES

     Section 1.01   Sale of the Shares.

     At the Closing provided for in Section 2.01, Sellers shall sell the Shares to Buyers and Buyers shall purchase the Shares for the purchase price provided in Section 1.02.




    Section 1.02   Purchase Price and Payment for Shares.




          (a)
          Purchase Price. As full consideration to be paid by Buyers, the aggregate purchase price for the Shares is $2,000,000, (the "Purchase Price").
          (b)
          Payment of Purchase Price. (i) At the Closing, Buyers shall deliver to the escrow agent an amount equal to the Purchase Price in immediately available funds by wire transfer to an account designated by the escrow agent.
     Section 1.03   Delivery of the Shares.
     At the Closing, Sellers will deliver to the escrow agent stock certificates, in form suitable for transfer, registered in the name of Sellers, evidencing the Shares, with an executed blank stock transfer power attached, and with all necessary stock transfer tax stamps attached thereto.
   Sellers further agree that, from and after the Closing, they will execute and deliver to Buyers such additional instruments and documents and take such further action as Buyers may reasonably require in order to more fully vest, record and/or perfect Buyers' title to, or interest in, the Shares.
                         ARTICLE II
                           CLOSING


     Section 2.01   Closing.

     The closing of the transactions provided for herein (the "Closing") will take place at the offices of Winthrop, Stimson, Putnam & Roberts, Financial Centre, 695 East Main Street, Stamford, Connecticut at 10:00 A.M. (local time) on November 24, 1997 (the "Closing Date") or at such other place, time and date as may be agreed upon by Buyers and Sellers.
                         ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF SELLERS
     Subject to the Schedules attached hereto and referred to below, SCC (and with regard to Sections 3.01, 3.04 and 3.06, Driscoll as to himself only and not as to SCC) represents and warrants, to Buyers that:
   Section 3.01   Corporate Organization and Authority of
SCC.
     SCC is a corporation duly organized and validly existing under the laws of the State of Delaware. SCC has full corporate power and authority to enter into this Agreement and all other documents required to be entered into hereunder (this Agreement, collectively with such other documents, the "Documents") and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by SCC of the Documents have been duly authorized by all requisite corporate action. The Documents have been duly executed and delivered by SCC and Driscoll, and (assuming due execution and delivery by Buyers) the Documents constitute the valid and binding obligations of SCC and Driscoll, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.
   Section 3.02   Corporate Organization and Authority of
SCM.
     SCM is a corporation duly organized, validly existing and in good standing under the laws of the United Mexican States and has all corporate power and authority to carry on its business as now being conducted and to own its properties and is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which it is required to be so licensed or so qualified. SCM has heretofore delivered or made available to Buyers complete and correct copies of the certificate of incorporation, by-laws or similar corporate organizational documents of SCM as currently in effect.
      Section 3.03   Subsidiaries and Equity Investments.
   SCM has no Subsidiaries (as defined below) and is not a general partner in any partnership or coventurer in any joint venture or other business enterprise. The term "Subsidiary" means any corporation of which SCM, directly or indirectly, owns or controls capital stock representing more than fifty percent of the general voting power under ordinary circumstances of such corporation.


     Section 3.04   Ownership of Shares.

     SCC and Driscoll are the lawful record and beneficial owners of the Shares. SCC and Driscoll own the Shares free and clear of all Encumbrances (as defined below) except for restrictions on transfer under the laws of the United States of America, United Mexican States and any applicable state securities laws. SCC and
Driscoll will deliver beneficial and legal, valid and indefeasible title to such Shares as contemplated under
Section 1.03 hereof to Buyers, free and clear of all Encumbrances except for restrictions on transfer under applicable securities laws.
     Section 3.05   Capitalization.
     The authorized capital of SCM consists of 308,000 shares of common stock, par value 50 pesos per share (the "Common Stock"), of which 308,000 shares are issued and outstanding and no shares are reflected on the books and records of SCM as treasury shares. All such issued and outstanding shares of Common Stock are duly authorized and validly issued, fully paid, nonassessable and were not issued in violation of any preemptive rights. There are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of SCM or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is SCM committed to issue any such option, warrant, right or security.
     Section 3.06 No Violation; Consents and Approvals. Except as disclosed in Schedule 3.06, neither SCC nor
Driscoll is subject to or bound by any provision of:

          (a) any law, statute, rule, regulation or judicial or administrative decision,
          (b) any articles or certificate of incorporation or bylaws or other similar organization documents,
         (c) any mortgage, deed of trust, lease, note, shareholders' agreement, bond, indenture, other instrument or agreement, license, permit, trust, custodianship, other restriction, or

          (d) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator,

that would prevent or be violated by or that would result in the creation of any material Encumbrance (as defined below) as a result of, or, with respect to material agreements, under which there would be a default or right of termination, as a result, of the execution, delivery and performance by such Seller of the Documents and the consummation of the transactions contemplated thereby. Except as disclosed in
Schedule 3.06, no consent, approval or authorization of or declaration or filing with any individual, corporation, partnership, trust or unincorporated organization or any government or any agency or political subdivision thereof (a "Person") is required for the valid execution, delivery and performance by such Seller of the Documents and the consummation of the transactions contemplated thereby.

     Section 3.07   Financial Statements.

  SCM has delivered to Buyers the unaudited balance sheet of SCM as of October 31, 1997 and the related unaudited income statement for the fiscal year then ended (including the notes thereto and any other information included therein).

     Section 3.08   Title to Properties; Absence of Liens.

   SCM has good and valid title to, or subsisting leasehold interests in, all of its properties and assets, real or personal, free and clear of any pledges, liens, charges, encumbrances, easements, defects, security interests, claims, options and restrictions of every kind ("Encumbrances").
     Section 3.09   Litigation.
     Except as disclosed in Schedule 3.09, there is no action, suit, proceeding or investigation as of the date hereof pending or, to the best knowledge of SCC, threatened against SCM at law, in equity or otherwise, in, before, or by any court of competent jurisdiction.
     Section 3.10   Compliance with Law.
   To the best knowledge of SCC the business of SCM is being conducted in compliance with all laws, ordinances and regulations of any governmental entity applicable to SCM. To the best knowledge of SCC, all governmental approvals, permits and licenses required by SCM in connection with the conduct of its business have been obtained and are in full force and effect and are being complied with in all material respects.
     Section 3.11   Contracts.
     Except as set forth in Schedule 3.11, and except for contracts made in the ordinary and usual course of business or in connection with this Agreement and the transactions contemplated hereby, SCM is not as of the date hereof a party to, or bound by, any contract of any kind to be performed after the Closing Date pursuant to which SCM is obligated to expend more than $5,000 in any twelve-month period and which is not subject to cancellation by SCM without penalty or increased cost.
     Section 3.12   Tax Matters
          (a)  For purposes of this Agreement,
            (i) "Tax" or "Taxes" shall mean any federal, state, local, foreign or other taxes (including, without limitation, income (net or gross), gross receipts, profits, alternative or add-on minimum, franchise, license, capital, capital stock, intangible, services, premium, mining, transfer, sales, use, ad valorem, payroll, wage, severance, employment, occupation, property (real or personal), windfall profits, import, excise, custom, stamp, withholding or estimated taxes), fees, duties, assessments, withholdings or governmental charges of any kind whatsoever (including interest, penalties, additions to tax or additional amounts with respect to such items) and shall include Transfer Pricing;
           (ii) "Pre-Closing Periods" shall mean all Tax periods ending on or before the Closing Date and, with respect to any Tax period that includes but does not end on the Closing Date, the portion of such period that ends on and includes the Closing Date;
          (iii) "Returns" shall mean all returns,
     declarations, reports, estimates, information returns and statements of any nature regarding Taxes required to be filed by any person or entity and relating to SCM;
           (iv) "Code" shall mean the Internal Revenue Code of 1986, as amended, or, if appropriate, any predecessor statute; and

            (v) the term "Tax deficiency" shall include a reduction in any net operating losses.
         (b)  Except as disclosed in Schedule 3.12:
            (i) all material Returns for all Pre-Closing
     Periods required to be filed by SCM have been or will be filed when due in timely fashion;
           (ii) all Taxes shown on such Returns have been or will be paid when due in timely fashion;
          (iii) the charges, accruals and reserves for Taxes due, or accrued but not yet due, relating to the income, properties or operations of SCM for any Pre-Closing Period as reflected on its books (including, without limitation, its unaudited balance sheet as of October 31, 1997, are adequate to cover such Taxes;
           (iv) to the best knowledge of SCC, there is no action, suit, proceeding, investigation, audit or claim now pending regarding any Taxes relating the income, properties or operations of SCM for any Pre-Closing Period;
            (v) there are no agreements for the extension of the time for assessment of any Taxes relating to the income, properties or operations of SCM for any Pre Closing Period; and
           (vi) all Taxes relating to the income, properties or operations of SCM which it is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.
     Section 3.13   Certain Events.
   Except as disclosed in Schedule 3.13, since October 31, 1997 and through the date hereof, SCM has not:
          (a) changed its stated capital, redeemed any of its Common Stock, modified any of the rights relating to the Shares or changed its certificate of incorporation or by-laws;
          (b)  acquired or disposed of any shares or
interests in other companies, partnerships or other entities;
          (c) made any capital commitment concerning fixed assets; or
          (d) made or been the subject of other material changes or events of which SCC is aware and which are not in the ordinary course of business of SCM.
     Section 3.14   Environmental Matters.
          (a) As of the date of this Agreement, SCM has obtained or applied for all permits, licenses and other such authorizations required to be obtained for the operation of the business of SCM under currently applicable federal, state and local laws relating to pollution or protection of the environment (the "Environmental Laws");
          (b) To the best knowledge of SCC, SCM is, as of the date of this Agreement, (A) in material compliance with all material terms and conditions of the permits, licenses and authorizations required by Environmental Laws, and (B) in compliance with all other material limitations, restrictions, conditions, standards, prohibitions, requirements and obligations, contained in the Environmental Laws presently in effect;
          (c) As of the date of this Agreement, except as disclosed in Schedule 3.14(c), there are no civil, criminal or administrative actions, suits, hearings, proceedings, written notices of violation, claims or demands pending or, to the best knowledge of SCC, threatened against SCM under the Environmental Laws; and
          (d) As of the date of this Agreement, except as disclosed in Schedule 3.14(d), to the best knowledge of SCC, SCM has not had any reportable discharge or release of hazardous substances as that term is defined under any applicable Environmental Laws which has not been handled in accordance with applicable law.
     Section 3.15   Machinery and Equipment.
               The equipment which is currently being used in the manufacturing processes if taken together with the assets of SCC being transferred pursuant to the Asset Purchase Agreement (as defined below) are adequate to conduct the business of SCM as currently being conducted, and are in good operating condition, maintenance and repair, taking into account the age thereof.
     Section 3.16   Employees; Labor Relations.

               As of November 1, 1997, SCM employed a total of approximately 700 employees (the "Employees"). As of the date hereof, except as set forth on Schedule 3.16 attached hereto, (a) SCM is not delinquent in the payment (i) to or on behalf of its past or present Employees of any wages, salaries, commissions, bonuses, benefit plan contributions or other compensation for all periods prior to the date hereof, or (ii) of any material amount which is due and payable with regard to any Employee to any state or state fund pursuant to any workers' compensation statute, rule or regulation or any amount which is due and payable to any workers' compensation claimant or any other party arising under or with respect to a claim that has been filed under state statutes and approved in the ordinary course in accordance with SCM's policies regarding workers' compensation and/or any applicable state statute or administrative procedure; (b) to the best knowledge of SCC, there is no unfair labor practice charge or complaint against SCM; (c) there is no labor strike, dispute, slowdown or stoppage actually in progress or, to the best knowledge of SCC, threatened against SCM; (d) there are no collective bargaining agreements currently in effect between SCM and labor unions or organizations representing any Employees; and (e) no material grievance or arbitration proceedings are pending relating to SCM.

     Section 3.17   Directors and Officers.

     Set forth on Schedule 3.17 hereto is a list of the names and titles of each director and officer of SCM.
     Section 3.18   Suppliers.
     Schedule 3.18 hereto contains a list as of the date hereof of SCM's suppliers .
     Section 3.19   Certain Transactions.
     Except as set forth in Schedule 3.19, there are no transactions between SCM or SCC (including SCC's affiliates), and SCM's or SCC's (including SCC's affiliates) directors, officers or salaried employees, or the family members or affiliates of any of the above (other than for services as employees, officers and directors), including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, SCC or SCM to any such officer, director or salaried employee, family member, or affiliate or any corporation, partnership, trust or other entity in which such family member, affiliate, officer, director or employee has a substantial interest or is a shareholder, officer, director, trustee or partner.


   Section 3.20   Disclaimer of Other Representations and
Warranties; Best Knowledge; Disclosure.

          (a)
           Sellers do not make, and have not made, any representations or warranties relating to Sellers or otherwise in connection with the transactions contemplated hereby other than those expressly set out herein which are made by Sellers. Without limiting the generality of the foregoing, Sellers have not made, and shall not be deemed to have made, any representations or warranties in any presentation of the business of Sellers in connection with the transactions contemplated hereby, and no statement contained in any such presentation shall be deemed a representation or warranty hereunder or otherwise. It is understood that any cost estimates, projections, forecasts or other predictions, any data, any financial information or any memoranda or offering materials or presentations are not and shall not be deemed to be or to include representations or warranties of Sellers. No person has been authorized by Sellers to make any representation or warranty relating to Sellers or otherwise in connection with the transactions contemplated hereby and, if made, such representation or warranty must not be relied upon as having been authorized by Sellers.
          (b) Whenever a representation or warranty made by SCC herein refers to the best knowledge of SCC, such knowledge shall be deemed to consist only of the actual knowledge of any of those persons listed on Schedule 3.20. SCC has not undertaken, nor shall SCC have any duty to undertake, any investigation concerning any matter as to which a representation or warranty is made as to the best knowledge of SCC.
          (c) Notwithstanding anything to the contrary contained in this Agreement or in any Schedule, any information disclosed in one Schedule shall be deemed to be disclosed in all Schedules. Certain information set forth in the Schedules is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by Sellers and in this Agreement or is material, nor shall such information be deemed to establish a standard of materiality.
                         ARTICLE IV
           REPRESENTATIONS AND WARRANTIES OF BUYERS
     Subject to the Schedules attached hereto and referred to below, each Buyer as to itself only and not as to the other Buyer represents and warrants to Sellers that:
     Section 4.01   Organization.

     Each Buyer is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware.


     Section 4.02   Corporate Authority.

     Each Buyer has full corporate power and authority to enter into the Documents and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyers of the Documents have been duly authorized by all requisite corporate action. The Documents have been duly executed and delivered by each Buyer, and (assuming due execution and delivery by Sellers) the Documents constitute the valid and binding obligations of each Buyer, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.


    Section 4.03   No Violation; Consents and Approvals.

   Except as disclosed in Schedule 4.03, neither Buyer is subject to or bound by any provision of:

          (a) any law, statute, rule, regulation or judicial or administrative decision,
          (b) any articles or certificate of incorporation or bylaws or other organization documents,
         (c) any mortgage, deed of trust, lease, note, shareholders' agreement, bond, indenture, other instrument or agreement, license, permit, trust, custodianship, other restriction, or

          (d) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator,

that would prevent or be violated by or that would result in the creation of any material Encumbrance as a result of, or, with respect to material agreements, under which there would be a default or right of termination as a result of, the execution, delivery and performance by such Buyer of the Documents and the consummation of transactions contemplated thereby. Except as disclosed in Schedule 4.03, no consent, approval or authorization of or declaration or filing with any Person is required for the valid execution, delivery and performance by such Buyer of the Documents and the consummation of the transactions contemplated thereby.


     Section 4.04   Investment Intent.

  Each Buyer is acquiring the Shares for its own account for investment and not with a view to any distribution thereof.

     Section 4.05   Litigation.
     Except as disclosed in Schedule 4.05, there is no action, suit, proceeding or investigation as of the date hereof pending, or to the best knowledge of Buyers, threatened against Buyers at law, in equity or otherwise, in, before, or by any court of competent jurisdiction.
                          ARTICLE V
                CERTAIN COVENANTS AND AGREEMENTS
                     OF SELLERS AND BUYERS


     Section 5.01   Tax Covenants.


          (a) SCC shall timely prepare and file, or cause to be prepared and filed, all Returns of SCM for all taxable periods ending on or prior to the Closing Date and timely pay, or cause to be paid, when due all Taxes relating to such Returns. Such Returns shall be prepared or completed in a manner consistent with prior practice of SCM with respect to Returns concerning the income, properties or operations of SCM (including elections and accounting methods and conventions), except as otherwise required by law or regulation or otherwise agreed to by Buyers prior to the filing thereof.

          (b) Any Taxes with respect to SCM that relate to a tax period beginning before the Closing Date and ending after the Closing Date (an "Overlap Period") shall be apportioned between SCC and Buyers, (i) in the case of real and personal property Taxes (and any other Taxes not measured or measurable, in whole or in part, by net or gross income or receipts), on a per diem basis and, (ii) in the case of other Taxes, as determined from the books and records of SCM during the portion of such period ending on the Closing Date and the portion of such period beginning on the day following the Closing Date consistent with the past practices of SCC. Buyers shall cause SCM to file any Returns for any Overlap Period, and Buyers shall pay, or cause to be paid, all state, local or foreign Taxes shown as due on any such Returns. Tax Returns prepared and filed by Buyers for an Overlap Period shall be prepared in a manner consistent with past practices employed by SCC, including election, accounting methodologies and asset write-off periods, except as otherwise required by law or regulation or otherwise agreed to by SCC in writing prior to the filing thereof, and shall not inappropriately shift items of income, gain, deduction, loss or credit into either the Pre-Closing Tax Period or the Post-Closing Tax Period. Buyers shall provide SCC with a copy of such Overlap Period Tax Returns (and supporting schedules) in the form proposed to be filed at least twenty (20) days in advance of the due date (including extensions) for such Overlap Period Tax Returns. SCC shall pay Buyers their share of any such Overlap Period Taxes (to the extent SCC is liable therefor in accordance with this Section 5.01(b) and to the extent not already paid or reserved for by SCC) due pursuant to the filing of any such Returns under the provisions of this
Section 5.01(b) within fifteen (15) business days after receipt of notice of such filing by Buyers, which notice shall set forth in reasonable detail the calculations regarding SCC's share of such Taxes.

        (c) SCC shall have the right to represent the interests of SCM in any Tax audit or administrative or court proceeding relating to Returns described in Section 5.01(a) with respect to which SCC may be liable for Taxes pursuant to this Agreement (including any such proceedings relating to SCM);
provided, however, that Buyers shall have the right to participate at their own expense in any such audit or proceeding to the extent that any such audit or proceeding may affect the Tax liability of Buyers, any of its affiliates or SCM for any period ending after the Closing Date and to employ counsel of its choice at its own expense for purposes of such participation. Notwithstanding anything to the contrary contained or implied in this Agreement, without the prior written approval of Buyers, which approval shall not be unreasonably withheld, neither SCC nor any of its affiliates shall agree or consent to compromise or settle, either administratively or after the commencement of litigation, any issue or claim arising in any such audit or proceeding, or otherwise agree or consent to any Tax liability, to the extent that any such compromise, settlement, consent or agreement may affect the Tax liability of Buyers, any of their respective affiliates or SCM for any period ending after the Closing Date.
          (d) Buyers shall promptly notify SCC in writing upon
receipt by Buyers, any of their respective affiliates or SCM of notice of any pending or threatened Tax audits or assessments relating to the income, properties or operations of SCM, in each case for Pre-Closing Periods only, so long as Pre-Closing Periods remain open; provided, however, that failure by Buyers to comply with this Section 5.01(d) shall not affect Buyers' right to indemnification relating to Taxes if such failure does not prejudice the rights of SCC. SCC shall promptly notify Buyers in writing upon receipt by SCC or any of its affiliates of notice of any pending or threatened Tax audits or assessments relating to the income, properties or operations of SCM, in each case for PreClosing Periods only.

        (e) Neither SCC nor any of its affiliates shall, without the prior written consent of Buyers, file, or cause to be filed, any amended Return or claim for Tax refund, with respect to SCM for any Pre-Closing Period, to the extent that any such filing may affect the Tax liability of Buyers, any of their respective affiliates or SCM for any period ending after the Closing Date (including, but not limited to, the imposition of Tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards).
          (f) If Buyers or any of their respective affiliates (including SCM) receive a refund of any Taxes directly relating to the Pre-Closing Tax Period of SCM or if SCC or any of its affiliates receives a refund of any Taxes of SCM directly relating to any taxable period beginning after the Closing Date or the portion of any Overlap Period beginning on the day after the Closing Date (collectively, the "Post-Closing Tax Period") (including without limitation any refund relating to a carryback of credits or limitation of any refund relating to a carryback of credits or losses from a Post-Closing Tax Period to a PreClosing Tax Period), the party receiving such refund shall, within thirty (30) days after receipt of such refund, remit such refund (net of any Tax cost relating thereto) to SCC, in the case of Taxes relating to the Pre-Closing Tax Period, or Buyers, in the case of Taxes relating to the Post-Closing Tax Period. For the purposes of this Section 5.01(f), the term "refund" shall include a reduction in Tax and the use of an overpayment as a credit or other Tax offset, and the receipt of a refund shall be deemed to occur upon the filing of a return or an adjustment thereto utilizing such reduction, overpayment or offset or upon the receipt of cash.
          (g) After the Closing Date, Buyers and SCC shall provide each other, and Buyers shall cause SCM to provide
SCC, with such cooperation and information relating to SCM as either party reasonably may request in (A) filing any Return, amended Return or claim for refund, (B) determining any Tax liability or a right to refund of Taxes, (C) conducting or defending any audit or other proceeding in respect of Taxes or (D) effectuating the terms of this Agreement. The parties shall retain, and Buyers shall cause SCM to retain, all Returns, schedules and work papers, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such Returns and other documents relate and, unless such Returns and other documents are offered and delivered to SCC or Buyers, as applicable, until the final determination of any Tax in respect of such years.  Any information
obtained under this Section 5.01 shall be kept confidential, except as may be otherwise necessary in connection with filing any Return, amended Return, or claim for refund, determining any Tax liability or right to refund of Taxes, or in conducting or defending any audit or other proceeding in respect of Taxes. Notwithstanding the foregoing, neither SCC nor Buyers, nor any of their respective affiliates, shall be required unreasonably to prepare any document, or determine any information not then in its possession, in response to a request under this Section 5.01(g).
     Section 5.02   Expenses and Finders' Fees.
     Each Buyer and each Seller will bear its own expenses in connection with this Agreement and its performance. Each Seller, on the one hand, and each Buyer, on the other hand, each represent and warrant to the other that, except as set
forth on Schedule   5.02, the negotiations relative to this
Agreement and
the transactions contemplated hereby have been carried on in such a manner as not to give rise to any valid claims against the other party for a brokerage commission, finder's fee or other like payment.

  Section 5.03   Access to Information and Confidentiality

     Buyers and the Sellers hereby confirm the terms and provisions of that certain Confidentiality Agreement executed by SCC and MEG dated as of July 31, 1996 (the "Confidentiality Agreement") and hereby incorporate the Confidentiality Agreement herein, in its entirety, by this reference and intend to be bound by the terms thereof.
Buyers and the Sellers further acknowledge and agree that all information provided to the Buyers hereunder shall constitute Confidential Information (as such term is defined in the Confidentiality Agreement), and that the provisions of this
Section 5.03, including the terms and provisions of the Confidentiality Agreement, shall survive the termination of this Agreement for any reason before Closing.

     Section 5.04   Press Releases.

   Except as required by law or stock exchange regulation, any public announcements regarding the transactions contemplated hereby shall be made only with the mutual consent of Buyers and Sellers.

     Section 5.05   Books and Records.

     Buyers will, and will cause SCM to, retain all books, records and other documents pertaining to the business of SCM in existence on the Closing Date for a period of seven (7) years from the Closing Date and to make the same available after the Closing Date for such seven (7) year period for inspection and copying by SCC at SCC's expense during the normal business hours of SCM, upon reasonable request and upon reasonable advance notice. No such books, records or documents shall be destroyed by SCM without first advising SCC in writing and giving SCC a reasonable opportunity to obtain possession thereof. Without limiting the generality of the foregoing, Buyers will, and will cause SCM to make available to SCC and its representatives all information deemed necessary or desirable by SCC in preparing its financial statements and Returns and conducting any audits in connection therewith.
     Section 5.06   Use of Names.
     Anything herein to the contrary notwithstanding, and subject to rights granted to MEG in the Manufacturing Agreement (as defined below), neither Buyer shall acquire any interest in or right to use the name Smith Corona or any derivatives thereof, or the respective trademarks and logos of SCC and SCC's group of companies is being transferred hereunder (collectively, the "Names and Logos"). Buyers agree that they will, as promptly as practicable but in any event within sixty (60) days following the Closing Date, eliminate the Names and Logos from the name of SCM and remove or obliterate all such Names and Logos from all signs, purchase orders, invoices, sales orders, labels, letterheads, shipping documents and other materials used by them or any of their affiliates (including but not limited to SCM). Notwithstanding anything herein to the contrary, Buyers agree that after the Closing Date they will neither use, nor permit any of their affiliates (including but not limited to SCM) to use, (i) any purchase orders, invoices, sales orders, letterheads or shipping documents existing on the date hereof, which bear any of the Names and Logos or any name or logo confusingly similar thereto, without first obliterating or covering such Name or Logo, or (ii) any such materials not in existence on the Closing Date which bear such Name or Logo. At SCC's request, Buyers will cooperate, and will cause each of their affiliates (including but not limited to SCM) to cooperate, in taking all steps reasonably necessary in any jurisdiction to preserve for SCC and, where appropriate, assign to SCC, all right, title and interest in and to such Names and Logos, the registration and usage thereof and the goodwill associated therewith. Buyers will not, and will cause each of their affiliates (including but not limited to SCM) not to, misappropriate, misrepresent or otherwise infringe, abuse or diminish the value of such Names and Logos.
     Section 5.07   Officers and Directors.
     Buyers shall cause SCM, as soon as practicable after the Closing Date, to (i) remove the existing officers and directors of SCM and appoint new officers and directors and
(ii) approve capital reduction.
                         ARTICLE VI
                CONDITIONS PRECEDENT OF BUYERS
     Buyers need not consummate the transactions contemplated by this Agreement unless the following conditions shall be fulfilled or waived by Buyers
     Section 6.01   Opinion of Counsel.

     Buyers shall have been furnished with opinions dated the Closing Date of Winthrop, Stimson, Putnam & Roberts and Baker & McKenzie, counsel for Sellers, substantially in the form attached hereto as Exhibit A.
     Section 6.02   Closing Documentation.
     Buyers shall have received the following documents, agreements and instruments from Sellers:

          (a) the stock certificate(s) representing the Shares described in Section 1.03 hereof;
          (b) a certificate dated as of a recent date from the Secretary of State of the State of Delaware to the effect that SCC is duly incorporated and in good standing in such state;
          (c) evidence, reasonably satisfactory to Buyers, of
the authority and incumbency of the persons acting on behalf of Sellers in connection with the execution of any document delivered in connection with this Agreement;
          (d) such other instruments and documents as Buyers shall reasonably request not inconsistent with the provisions hereof; and
          (e) all original corporate documentation including Certificates of Incorporation for SCM together with stock transfer ledgers, minute books and all prior records of the company in existence at the time of the closing included but not limited to environmental records, tax records, customs and export records.
     Section 6.03   Approval of Legal Matters.
     The form of all instruments, certificates and documents to be executed and delivered by Sellers to Buyers pursuant to this Agreement and all legal matters in respect of the transactions as herein contemplated shall be reasonably satisfactory to Buyers and their counsel, none of whose approval shall be unreasonably withheld or delayed.
     Section 6.04   Other Agreements.
     The following documents shall have been entered into simultaneously herewith: the Asset Purchase Agreement dated the date hereof among MEG, Assemblies and SCC (the "Asset Purchase Agreement"), the Contract Manufacturing Agreement dated the date hereof between MEG and SCC (the "Manufacturing Agreement") and the Sublease dated the date hereof between Assemblies and SCC (the "Sublease").
     Section 6.05   Consents.
  Buyers shall have obtained consents from all parties set forth on Schedule 4.03.

                         ARTICLE VII

               CONDITIONS PRECEDENT OF SELLERS

     Sellers need not consummate the transactions contemplated by this Agreement unless the following conditions shall be fulfilled or waived by Sellers:

     Section 7.01   Opinion of Counsel.
     Sellers shall have been furnished with an opinion dated the Closing Date of Deily, Dautel & Mooney, LLP, counsel for Buyers, substantially in the form attached hereto as Exhibit B.
     Section 7.02   Closing Documentation.
    Sellers shall have received the following documents, agreements and instruments from Buyers:

          (a)  payment of the Purchase Price pursuant to
Section 1.02 hereof;
          (b) certificates dated as of a recent date from the Secretary of State of the State of Delaware to the effect that each Buyer is duly incorporated and in good standing in such state;
          (c) evidence, reasonably satisfactory to Sellers, of the authority and incumbency of the persons acting on behalf of Buyers in connection with the execution of any document delivered in connection with this Agreement; and
          (d)  such other instruments and documents as
Sellers shall reasonably request not inconsistent with the provisions hereof.
     Section 7.03   Approval of Legal Matters.
     The form of all certificates, instruments and documents to be executed and delivered by Buyers to Sellers pursuant to this Agreement and all legal matters in respect of the transactions as herein contemplated shall be reasonably satisfactory to Sellers and their counsel, none of whose approval shall be unreasonably withheld or delayed.
     Section 7.04   Other Agreements.
     The following documents shall have been entered into simultaneously herewith: the Asset Purchase Agreement, the Manufacturing Agreement and the Sublease.
     Section 7.05   Consents.
  Sellers shall have obtained consents from all the parties set forth on Schedule 3.06.

                        ARTICLE VIII

                       INDEMNIFICATION

     Section 8.01   Indemnification by SCC.

     SCC hereby agrees to defend, indemnify and hold harmless Buyers, and their respective successors, assigns and affiliates (collectively, the "Buyer Indemnitees") from and against any and all losses, deficiencies, liabilities, damages, assessments, judgments, costs and expenses, including attorneys' fees (both those incurred in connection with the defense or prosecution of the indefinable claim and those incurred in connection with the enforcement of this provision), (collectively, "Buyer Losses"), caused by, resulting from or arising out of:




         (a) (i) breaches of the representations and warranties hereunder on the part of Sellers; (ii) failures by Sellers to perform or otherwise fulfill any undertaking or other agreement or obligation hereunder; (iii) any value added taxes ("VAT") or similar taxes assessed by the United Mexican States by reason of the sale of the Shares hereunder or any claim with regard to Transfer Pricing for any Pre-Closing Tax Period; (iv) any claims which may be brought by a Management Employee (as defined in the Asset Purchase Agreement) against SCM, or Buyers, or any of their subsidiaries or related entities, which claims arise out of such Management Employee's employment or separation from employment from SCC prior to the Closing; (v) any "Continuing Obligations" as that term is defined in a Release Agreement dated March 13, 1997, addressed to Smith Corona Corporation and executed by The Chase Manhattan Bank (successor by merger to Chemical Bank), Bank of America Illinois, and others, as to which Release Agreement SCC hereby warrants full compliance by all parties with all conditions precedent and, further, warrants as fully effective as of the date of this Agreement; and/or (vi) any claims, expenses or damages that may be brought against SCM or Buyers subsequent to the Closing, alleging an event of default under the terms of the lease between SCM, as lessee, and Inmobiliaria Mex-Hong, S.A. De C.V., as lessor, by reason of the sale or transfer of the Shares to the Buyers including but not limited to claims for termination of said lease (SCC's indemnity shall include necessary costs of relocation and related expenses); and/or
          (b) any and all actions, suits, proceedings, claims, demands, incident to any of the foregoing or such indemnification; provided, however, that if any claim, liability, demand, assessment, action, suit or proceeding shall be asserted in respect of which a Buyer Indemnitee proposes to demand indemnification ("Buyer Indemnified Claims"), such Buyer Indemnitee shall notify SCC thereof, provided, further, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure. Subject to rights of or duties to any insurer or other third Person having liability therefor, SCC shall have the right promptly upon receipt of such notice to assume the control of the defense, compromise or settlement of any such Buyer Indemnified Claims arising out of a lawsuit or claim brought by a third party (provided that any compromise or settlement must be reasonably approved by Buyers), including, at its own expense, employment of counsel reasonably satisfactory to Buyers; provided, however, that if SCC shall have exercised its right to assume such control, Buyers may, in their sole discretion and at their expense, employ counsel to represent them (in addition to counsel employed by SCC) in any such matter, and in such event counsel selected by SCC shall be required to cooperate with such counsel of Buyers in such defense, compromise or settlement.
     Section 8.02   Indemnification by Buyers.
Each Buyer, severally and not jointly, hereby agrees to defend, indemnify and hold harmless Sellers and their respective successors, assigns and affiliates (collectively, "Seller Indemnitees") from and against any and all losses, deficiencies, liabilities, damages, assessments, judgments, costs and expenses, including attorneys' fees (both those incurred in connection with the defense or prosecution of the indefinable claim and those incurred in connection with the enforcement of this provision) (collectively, "Seller Losses"), resulting from or arising out of:

          (a) (i) breaches of representations and warranties hereunder on the part of Buyers; (ii) failures by Buyers to perform or otherwise fulfill any undertaking or agreement or obligation hereunder; (iii) any action, suit, proceeding or claim against any Seller Indemnitees with respect to Employees incident to events arising on or after the Closing Date including but not limited to (A) termination of employment; (B) changes in compensation or terms and conditions of employment; and (C) changes in or failure to comply with the terms of any employee benefit or compensation plans or programs (or any legal requirement applicable thereto); (iv) any claims which may be brought by a Management Employee against SCC, or any of its subsidiaries or related entities, which claims arise out of such Management Employee's employment or separation from employment from SCM, or Buyers subsequent to the Closing; and/or (v) any claims that may be brought against SCC for performance under SCC's guarantee of the lease between SCM, as lessee, and Inmobiliaria Mex-Hong, S.A. De C.V., as lessor; and/or
          (b) any and all actions, suits, proceedings, claims and demands incident to any of the foregoing or such indemnification; provided, however, that if any claim, liability, demand, assessment, action, suit or proceeding shall be asserted in respect of which such Seller Indemnitee proposes to demand indemnification ("Seller Indemnified Claims"), such Seller Indemnitee shall notify Buyers thereof, provided, further, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure. Subject to rights of or duties to any insurer or other third Person having liability therefor, Buyers shall have the right promptly upon receipt of such notice to assume the control of the defense, compromise or settlement of any such Seller Indemnified Claims arising out of a lawsuit or claim brought by a third party (provided that any compromise or settlement must be reasonably approved by Sellers) including, at their own expense, employment of counsel reasonably satisfactory to Sellers; provided, however, that if Buyers shall have exercised their right to assume such control, Sellers may, in their sole discretion and at their expense, employ counsel to represent them (in addition to counsel employed by Buyers) in any such matter, and in such event counsel selected by Buyers shall be required to cooperate with such counsel of Sellers in such defense, compromise or settlement.

     Section 8.03   Remedies.

     Except for the right to seek to specifically enforce the covenants hereunder, and except as specifically provided in this Agreement, the sole and exclusive remedy of both Buyers and Sellers hereunder shall be restricted to the indemnification rights set forth in this Article VIII.

     Section 8.04   Period of Indemnity.

     The indemnities contained in this Article VIII shall expire one (1) year from the Closing Date, except with respect to Sellers' indemnity for VAT, which will expire five
(5) years after the Closing Date, and except with respect to Sellers' and Buyers' indemnity for Management Employees' claims which will expire three (3) years after the Closing Date and except with respect to the representations and warranties made in Section 3.12 which indemnities shall survive until the expiration of the applicable tax statutes of limitation plus a period of sixty (60) days, and except with respect to Buyer Losses or Seller Losses as to which
notice has been given pursuant to Sections   8.01 or 8.02
within such period, in which case the
indemnification period shall be extended until final resolution of such losses.

     Section 8.05   Certain Limitations.
          (a) Notwithstanding any other provision hereof, in no event shall SCC be liable for or obligated to indemnify Buyers from and against any consequential, indirect or special damages, including, without limitation, lost profits, business interruption and loss of business opportunities or goodwill. This exclusion of any such consequential, indirect or special damages shall apply whether the action in recovery of damages is sought based on contract, tort (including sole, concurrent or other negligence or strict liability), statute or otherwise. To the extent permitted by law, any statutory remedies which are inconsistent with this Section 8.05(a) are hereby waived by Buyers.
          (b) SCC's obligation to indemnify for Buyer Losses under Section 8.01 of this Agreement shall accrue only if the aggregate of all such Buyer Losses exceeds Fifty Thousand Dollars ($50,000) and then SCC shall be liable for such Buyer Losses only to the extent that they exceed such amount with the exception of Sellers' obligation to indemnify for Buyer Losses in the nature of Management Employee claims set forth in subsection 8.01(a)(iv) above, which obligation will be without monetary limit or threshold.

          (c) SCC's obligation to indemnify for Buyer Losses shall be limited to an amount or amounts in the aggregate equal to one hundred percent (100%) of the Purchase Price.

          (d) If on the Closing Date either party (the "first party") has actual knowledge of the untruth, inaccuracy or breach of any representation or warranty by the other party contained in this Agreement or the Documents, then any liability, obligation, claim, loss, cost, damage and expense, including attorneys fees and disbursements, arising out of or resulting therefrom shall not be included as part of Losses of the first party and the other party shall have no obligation to indemnify the first party therefor.

                         ARTICLE IX

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     Section 9.01   Representations and Warranties.
     The representations and warranties of the parties contained herein shall survive the Closing to the extent provided in Section 8.04.

                          ARTICLE X

                        MISCELLANEOUS

     Section 10.01  Cooperation.

     Each of the parties hereto shall use its reasonable efforts to take or cause to be taken all actions, to cooperate with the other party hereto, with respect to all actions, and to do or cause to be done all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

     Section 10.02  Waiver.

     Any failure of Sellers to comply with any of their obligations or agreements herein contained may be waived only in writing by Buyers. Any failure of Buyers to comply with any of their obligations or agreements herein contained may be waived only in writing by Sellers.
     Section 10.03  Notices.
     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt of: hand delivery; certified or registered mail, return receipt requested; or telecopy transmission with confirmation of receipt:
               (i)  If to Buyers, to:
                    The Matco Electronics Group, Inc.
                    320 North Jensen Road
                    Vestal, New York  13850

                    Telecopier:  (607) 729-8973
                    Telephone:   (607) 729-8981
                    Attention: Lawrence Davis

                    U.S. Assemblies San Diego, Inc.
                    320  North Jensen Road
                    Vestal,New York  13850
                    Telecopier:  (607) 729-8973
                    Telephone:   (607) 729-8981
                    Attention: Lawrence Davis

                  (with a copy to):

                    Deily, Dautel & Mooney, LLP
                    8 Thurlow Terrace
                    Albany, New York  12203-1006
                    Telecopier:  (518) 436-8278
                    Telephone:   (518) 436-0344
                    Attention: Jonathan D. Deily, Esq.

            (ii)  If to Sellers, to:

                    Smith Corona Corporation
                    839 Route 13 South
                    Cortland, New York  13045-0990
                    Telecopier:  (607) 753-8769
                    Telephone:   (607) 753-6011
                    Attention:  W. Michael Driscoll

                (with a copy to):

                    Winthrop, Stimson, Putnam & Roberts
                    Financial Centre
                    695 East Main Street
                    Stamford, CT  06904
                    Telecopier:  (203) 965-8226
                    Telephone:   (203) 348-2300
                    Attention:  G. William Sisley,Esq.

Such names and addresses may be changed by written notice to each person listed above.

  Section 10.04  Governing Law and Consent to Jurisdiction.

          (a)  This Agreement shall be governed by and
construed in accordance with the internal substantive laws and not the choice of law rules of the State of New York.

          (b) Any judicial proceeding brought with respect to this Agreement must be brought in any court of competent jurisdiction in the State of New York, and, by execution and delivery of this Agreement, each party (i) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE BOTH PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT.
     Section 10.05  Counterparts.
     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
     Section 10.06  Headings.
   The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 10.07  Entire Agreement.

    This Agreement, including the Exhibits and Schedules hereto and the documents referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
     Section 10.08  Amendment and Modification.
  This Agreement may be amended or modified only by written agreement of the parties hereto.

     Section 10.09  Binding Effect; Benefits.

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto and their respective successors and assigns (and, to the extent provided in Sections 8.01 and 8.02, the other Buyer Indemnitees and Seller Indemnitees) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section 10.10  Assignability.

     This Agreement shall not be assignable by any party hereto without the prior written consent of the other party.


  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.



                         THE MATCO ELECTRONICS GROUP, INC.
                            By: /s/ Lawrence Davis
                           Name: Lawrence Davis
                           Title: Treasurer/CFO


                         U.S. ASSEMBLIES SAN DIEGO, INC.
                           By: /s/ Lawrence Davis
                          Name: Lawrence Davis
                          Title: Vice President and Secretary


                         SMITH CORONA CORPORATION



                           By: /s/ W. Michael Driscoll
                          Name: W. Michael Driscoll Title:
                          Chief Executive Officer



                         /s/ W/ Michael Driscoll
                         W. Michael Driscoll



                       Schedule 3.06

                  No Violations; Consents









Violations:  none.

Consents:  none.
                       Schedule 3.09

                        Litigation



SCM is a defendant or plaintiff in various legal actions that have arisen in the ordinary course of business, the ultimate resolution of which will not have a material adverse effect on either SCM's financial position or results of operation.
                          Schedule 3.12
                        Tax Matters


None.
                       Schedule 3.13

                      Certain Events



None.
                     Schedule 3.14(c)

    Environmental Actions, Claims, Notifications, Etc.


None.
                     Schedule 3.14(d)
 Releases of Hazardous Substances, Governmental Liens
                   Resulting from Releases or Clean-ups


None.

                       Schedule 3.16

                Employees; Labor Relations









None.
                       Schedule 3.17

                  Directors and Officers









Board of Directors

W. Michael Driscoll
Director; President of the Board of Directors
John A. Piontkowski Director
Michael W. Chernago Director

Officers
Robert Weber
Director of Smith Corona De Mexico, De C.V.
Lynn Knopp
Vice President of Operations
Michael W. Chernago
Secretary
John A. Piontkowski
Treasurer
                       Schedule 3.18

                         Suppliers

Both Buyer and Seller are in possession of identical printed copies of the computer report Suppliers of the Business, Date 11/12/97 Time 5:26 P.M. which is hereby incorporated by reference into this Schedule.



                       Schedule 3.19

                   Certain Transactions



None.



                       Schedule 3.20

                  Persons with Knowledge




W. Michael Driscoll: President and Chief Executive Officer of SCC John A. Piontkowski: Executive Vice President, Chief
Financial Officer and Assistant Secretary of SCC
Michael W. Chernago:  Vice President of Operations of SCC
Martin D. Wilson:  Vice President/Controller of SCC

                        Schedule 4.03

                  No Violations; Consents




Violations - none.





Consents_Bank of Canada syndicate
                  GE Capital Corp.

                        Schedule 4.05

                         Litigation



None.




                        Schedule 5.02

                        Finder's Fees



None.


                          Exhibit A Opinion
                 of Seller's Counsel




                          Exhibit B
                 Opinion of Buyer's Counsel